UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 12, 2005

                       Medicis Pharmaceutical Corporation
             (Exact Name of Registrant as Specified in Its Charter)
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
         Delaware                       0-18443                           52-1574808
(State or Other Jurisdiction of (Commission File Number)      (IRS Employer Identification No.)
      Incorporation)
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8125 North Hayden Road Scottsdale,
Arizona                                                               85258-2463
(Address of Principal Executive                                       (Zip Code)
Offices)

Registrant's telephone number, including area code:               (602) 808-8800

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement

     On January 12, 2005, Medicis Pharmaceutical Corporation ("Medicis"), Medicis Pediatrics, Inc. (formerly known as Ascent Pediatrics, Inc.), a wholly-owned subsidiary of Medicis ("Medicis Pediatrics"), BioMarin Pharmaceutical Inc. ("BioMarin") and BioMarin Pediatrics Inc. ("BioMarin Pediatrics") entered into amendments to a Securities Purchase Agreement and License Agreement entered into by the parties on May 18, 2004, a Convertible Promissory Note and a Settlement and Mutual Release Agreement (collectively, the "Agreements")

     Under the terms of the Agreements, transaction payments from BioMarin to Medicis previously totaling $175 million will be reduced to $159 million. Beginning with license payments relating to Orapred to be made by BioMarin after July 2005, license payments totaling $93 million will be reduced pro rata to $88.4 million. Consideration to be received by Medicis from BioMarin in 2009 for the option relating to the purchase of all outstanding shares of Ascent Pediatrics will be reduced from $82 million to $70.6 million. Medicis will take full financial responsibility for contingent payments due to former Ascent Pediatric shareholders without the $5 million offset payment that would have been paid by BioMarin to Medicis after July 1, 2005. Contingent payments are due to former Ascent Pediatric shareholders from Medicis only if revenue from Ascent Pediatric products exceeds certain thresholds. The Agreements will not require adjustment to the previously disclosed Medicis fiscal 2005 financial guidance.

     Additionally, Medicis will make available to BioMarin a Convertible Note up to $25 million beginning July 1, 2005 based on certain terms and conditions including a change of control provision. Money advanced under the Convertible
Note is convertible into BioMarin shares at a strike price equal to BioMarin average closing price for the 20 trading days prior to such advance. The Convertible Note matures on the option purchase date in 2009 as defined in the Security Purchase Agreement but may be repaid by BioMarin at any time prior to the option purchase date.

     In conjunction with the Agreements, BioMarin and Medicis have entered into a settlement and Mutual Release Agreement to forever discharge each other from any and all claims, demands, damages, debts, liabilities, actions and causes of action relating to the transaction consummated by the parties other than certain continuing obligations in accordance with the terms of the parties' agreements.

Item 8.01     Other Events.

     On January 12, 2005, Medicis and BioMarin issued a press release announcing the transaction discussed above.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1       Copy of press release, dated January 12, 2005, issued by Medicis

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDICIS PHARMACEUTICAL
                                            CORPORATION
                                            (Registrant)


Date:  January 13, 2005                     /s/ Mark A. Prygocki, Sr.
                                            ------------------------------------
                                            Name:   Mark A. Prygocki, Sr.
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer,
                                                    Corporate Secretary and
                                                    Treasurer